UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-Q

QUARTERLY SCHEDULE OF PORTFOLIO HOLDINGS OF REGISTERED

MANAGEMENT INVESTMENT COMPANIES

Investment Company Act file number 811-10531

Nicholas Family of Funds, Inc.

(Exact name of registrant as specified in charter)

700 North Water Street, Milwaukee, Wisconsin 53202

(Address of principal executive offices)          (Zip code)

Jeffrey T. May, Senior Vice President and Treasurer

700 North Water Street

Milwaukee, Wisconsin 53202

(Name and address of agent for service)

Registrant's telephone number, including area code: 414-272-4650

Date of fiscal year end: 12/31/2004

Date of reporting period: 09/30/2004

Item 1. Schedule of Investments.

	Nicholas Liberty Fund (a series of Nicholas Family of Funds, Inc.)
	Schedule of Investments (unaudited)
	September 30, 2004

Shares or Principal Amount			Value
Common Stocks ( 87.09%)
Consumer Discretionary - Hotels, Restaurants & Leisure ( 1.50%)
3,792	Orbitz, Inc.	(*)	$ 103,143

Consumer Discretionary - Media ( 22.68%)
9,200	Clear Channel Communications, Inc.		286,764
15,242	DIRECTV Group, Inc. (The)	(*)	268,107
10,800	EchoStar Communications Corporation	(*)	336,096
2,600	Hearst-Argyle Television, Inc.		63,570
37,933	Liberty Media Corporation - Class A	(*)	330,776
2,164	Liberty Media International, Inc. - Class A	(*)	72,195
7,200	Radio One, Inc. - Class A	(*)	102,888
12,600	UnitedGlobalCom, Inc.	(*)	94,122
			1,554,518
Consumer Discretionary - Retail ( 8.45%)
3,100	Family Dollar Stores, Inc.		84,010
12,000	IAC/InterActiveCorp	(*)	264,240
2,200	Kohl's Corporation	(*)	106,018
6,900	Pier 1 Imports, Inc.		124,752
			579,020
Energy ( 0.60%)
9,000	Exploration Company of Delaware (The)	(*)	40,950

Financials - Diversified ( 1.15%)
2,200	National Financial Partners Corporation		78,716

Financials - Insurance ( 8.02%)
4,700	AXIS Capital Holdings Limited		122,200
2,600	Assurant, Inc.		67,600
3,600	Nationwide Financial Services, Inc.		126,396
5,020	St. Paul Travelers Companies, Inc.		165,961
1,800	Willis Group Holdings Limited		67,320
			549,477
Financials - Real Estate ( 2.75%)
6,900	Correctional Properties Trust		188,370

Health Care - Services ( 19.58%)
2,258	Accredo Health, Incorporated	(*)	53,221
1,900	Cardinal Health, Inc.		83,163
27,900	DaVita, Inc.	(*)	869,085
6,400	Renal Care Group, Inc.	(*)	206,272
3,000	Universal Health Services, Inc. - Class B		130,500
			1,342,241
Health Care - Pharmaceuticals & Biotechnology ( 5.28%)
1,300	Biovail Corporation	(*)	22,490
3,800	Pfizer Inc.		116,280
7,800	Shire Pharmaceuticals Group PLC		223,470
			362,240
Industrials - Commercial Services & Supplies ( 2.84%)
5,300	ARAMARK Corporation		127,942
1,500	Manpower Inc.		66,735
			194,677
Information Technology - Hardware & Equipment ( 4.61%)
8,400	Foundry Networks, Inc.	(*)	79,716
4,100	QLogic Corporation	(*)	121,401
8,900	Vishay Intertechnology, Inc.	(*)	114,810
			315,927
Information Technology - Software & Services ( 7.96%)
9,900	Asia Satellite Telecommunications Holdings Limited		192,060
3,300	Hewitt Associates, Inc.	(*)	87,318
23,850	TESSCO Technologies Incorporated	(*)	266,643
			546,021
Telecommunication - Services ( 1.67%)
2,900	Verizon Communications Inc.		114,202

	Total Common Stocks (cost: $ 5,320,180)		5,969,502

Commercial Paper ( 10.20%)
100,000	General Electric Capital Corporation
	10/05/2004, 1.74%		99,980
100,000	Sears Roebuck Acceptance Corporation
	10/08/2004, 1.80%		99,965
200,000	General Motors Acceptance Corporation
	10/13/04, 1.75%		199,883
150,000	Kraft Foods, Inc.
	10/19/04, 1.78%		149,867
150,000	Household Finance Corporation
	10/29/04, 1.76%		149,795
	(cost: $699,490)		699,490

Variable Demand Note ( 2.90%)
198,616	U.S. Bank N.A., 10/01/2004, 1.59%
	(cost: $198,616)		198,616

TOTAL SECURITY HOLDINGS ( 100.19%):			6,867,608

LIABILITIES LESS OTHER ASSETS ( - 0.19%):			(13,181)

TOTAL NET ASSETS ( 100.00%):			$6,854,427

(*) Non-income producing.

Item 2. Controls and Procedures.

(a)  The Fund's principal executive officer and principal financial officer have concluded that the Fund's disclosure controls and procedures are sufficient to ensure that information required to be disclosed by the Fund in this Form N-CSR was recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms, based upon such officers' evaluation of these controls and procedures as of a date within 90 days of the filing date of the report.

(b)  There were no significant changes or corrective actions with regard to significant deficiencies or material weaknesses in the Fund's internal controls or in other factors that could significantly affect the Fund's internal controls during the last fiscal quarter..

Item 3. Exhibits.

Certifications of Principal Executive Officer and Principal Financial Officer pursuant to Rule 30a-2(a) under the Act, attached hereto as part of EX-99.CERT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant) Nicholas Family of Funds, Inc.

By: /s/ David O. Nicholas

Name: David O. Nicholas

Title: Principal Executive Officer

Date: 11/30/2004

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By: /s/ David O. Nicholas

Name: David O. Nicholas

Title: Principal Executive Officer

Date: 11/30/2004

By: /s/ Jeffrey T. May

Name: Jeffrey T. May

Title: Principal Financial Officer

Date: 11/30/2004